UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 8, 2011

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Series A Convertible Preferred Stock:

On November 8, 2011, Transgenomic, Inc. (the “Company”) entered into an Agreement Regarding Preferred Stock (the “Preferred Stock Agreement”) with Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC (collectively the “Holders” and each individually a “Holder”), which are the holders of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). Pursuant to the Preferred Stock Agreement, the Holders and the Company agreed to amend the Certificate of Designation of the Preferred Stock to eliminate certain features of the Preferred Stock relating to (i) an anti-dilution adjustment to the conversion rate upon which the Preferred Stock is convertible into the Company’s Common Stock and (ii) an optional redemption of the Preferred Stock by the Holders (the “Certificate Amendment”); subject to the requisite stockholder approval of the Certificate Amendment at the Company’s next annual meeting of its stockholders. Pursuant to the Preferred Stock Agreement, the Holders agreed to vote the Preferred Stock and their Common Stock in favor of the Certificate Amendment and agreed to waive their rights to the features of the Preferred Stock being eliminated by the Certificate Amendment.  In exchange for the Holders entering into the Preferred Stock Agreement, the Company agreed to issue to the Holders an aggregate of $300,000 market value of Common Stock or 245,903 shares of Common Stock (the “Issued Shares”).

The purpose of adopting the Certificate Amendment is to eliminate liability accounting treatment of the Preferred Stock, which drives the significant non-cash expense that results from an increase in the Company’s stock price, and change the presentation location of the Preferred Stock and warrants held by the Holders to purchase the Preferred Stock (the “Warrants”) from their current classifications to Shareholders’ Equity. This modification will have a significant positive impact on the Company’s balance sheet and future financial results. The proforma effect of the Certificate Amendment as of September 30, 2011 is to increase Shareholders’ Equity by $12,996,000 from a reported deficit of $1,505,000 to a positive $11,491,000.

As a result of the Preferred Stock Agreement, the value of the Preferred Stock and Warrants, including the Preferred Stock conversion feature and Preferred Stock warrant liability, will be reclassified into shareholders equity as of the date of the Preferred Stock Agreement.  The following table sets forth a summary of the balance sheet as reported and pro-forma as if the Preferred Stock Agreement had been effective on September 30, 2011.

	As reported	Pro-Forma
	Dollars in Thousands
	September 30, 2011	September 30, 2011
Total Assets	$29,974	$29,974

Total Liabilities	29,683	18,483
Redeemable Series A convertible preferred stock	1,796	—
Total Stockholders' Equity (Deficit)	(1,505)	11,491
	$29,974	29,974

The foregoing descriptions of the Preferred Stock Agreement and the Certificate Amendment do not purport to be complete and are qualified in their entireties by reference to the full text of the Preferred Stock Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Registration Rights Agreement:

The Holders and the Company previously entered into that certain Registration Rights Agreement dated December 29, 2010 (the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Holders with respect to the  Preferred Stock and the Preferred Stock to be acquired pursuant to the Warrants issued to the Holders.

As required by the Preferred Stock Agreement, the Holders and the Company entered into that certain First Amendment to Registration Rights Agreement dated November 8, 2011, pursuant to which the Issued Shares are added as registrable securities under the Registration Rights Agreement.

The foregoing description of the First Amendment to Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1
Certificate of Designation of Series A Convertible Preferred Stock dated as of December 28, 2010 (incorporated by reference to Exhibit 3.1 to Registrant’s Report on Form 8-K (Registration No. 000-30975) filed on January 4, 2011.)

4.1
Registration Rights Agreement dated December 29, 2010, by and among Transgenomic, Inc., Third Security Senior Staff 2008 LLC, Third Security Staff 2010 LLC, and Third Security Incentive 2010 LLC (incorporated by reference to Exhibit 4.3 to Registrant’s Report on Form 8-K (Registration No. 000-30975) filed on January 4, 2011.)

4.2	First Amendment to Registration Rights Agreement dated November 8, 2011.

10.1	Agreement Regarding Preferred Stock dated November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

Dated: November 14, 2011	By:	/s/ Brett L. Frevert
Brett L. Frevert
Chief Financial Officer